EXHIBIT 99.1

TIB FINANCIAL CORP. RIGHTS OFFERING ELECTION FORM

THE ELECTION FORM, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THE ELECTION FORM ON THE REVERSE OF THIS PAGE IS COMPLETED.

TIB Financial Corp. (the “Company”) is conducting a rights offering (the “Rights Offering”) which entitles the holders of shares of the Company’s common stock, par value of $0.10 per share (the “Common Stock”), as of the close of business on July 12, 2010 (the “Record Date”) to receive ten (10) Rights (each, a “Right”) for each pre-split share of Common Stock held of record on the Record Date. Holders of Rights are entitled to subscribe for and purchase one one-hundredth (1/100th) of a share of Common Stock for every Right (the “Subscription Right”) at a subscription price of $15.00 per full share (the “Subscription Price”).

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated December [—], 2010 (the “Prospectus”), which is incorporated herein by reference. Copies of the Prospectus are available upon request from the information agent, Phoenix Advisory Partners, LLC, by calling (800) 576-4314 (toll free) or, if you are a bank or a broker, (212) 493-3910.

To participate in the Rights Offering, please complete the reverse side of this Election Form.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 10, 2011 AND THIS SUBSCRIPTION ELECTION FORM IS VOID THEREAFTER.

FOR QUESTIONS ON THIS ELECTION FORM OR RIGHTS OFFERING

Contact the information agent, Phoenix Advisory Partners, LLC

By calling (800) 576-4314 (toll free) or, if you are a bank or a broker, (212) 493-3910

9 a.m. to 5 p.m. New York City time, Monday through Friday, except for bank holidays.

SUBSCRIPTION TO PURCHASE SHARES OF TIB FINANCIAL CORP.

RETURN TO: AMERICAN STOCK TRANSFER & TRUST COMPANY

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

If delivering by mail or overnight courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	If delivering by hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, New York 10038

Name(s) and Address(es) of Registered Owner(s)

(If blank, please fill in exactly as name(s) appear(s) on share certificate(s))

TIB FINANCIAL CORP. RIGHTS OFFERING ELECTION FORM

I hereby irrevocably subscribe for the number of shares of Common Stock indicated on the form and agree to purchase shares of Common Stock in the amount stated on this form on the terms and subject to the conditions specified in the Prospectus relating hereto. Receipt of the Prospectus is hereby acknowledged.

I hereby confirm that after giving effect to the exercise of my Rights, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 4.9% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering, as described in the Prospectus) (any such excess shares, the “Excess Shares”). With respect to any such Excess Shares, I hereby (1) irrevocably appoint and constitute the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as my proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to shareholders for a vote or action by written consent, in the discretion of such proxy, to the same extent I would have the power to vote or act by written consent and (2) grant the Company a right for 90 days from the closing of the rights offering to repurchase such Excess Shares at the lesser of the $15.00 per share subscription price and the closing price of the Common Stock on the NASDAQ Global Select Market on the trading day immediately prior to the date on which notice is sent to the holder of the Company’s intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

I hereby certify that, in connection with my exercise of my Right(s), I am not required to obtain prior clearance or approval from any bank regulatory authority of the U.S. federal government, the state of Florida or any other state to own or control stock or, if I am so required, I have obtained all necessary prior clearance or approval.

Œ Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

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Signature of Shareholder        Date            Daytime Telephone #

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Signature of Shareholder        Date            Daytime Telephone #

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SUBSCRIPTION ELECTION FORM NUMBER

SHARES TO SUBSCRIBE

RIGHTS

RECORD DATE SHARES

TIB FINANCIAL CORP.

SUBSCRIPTION FOR RIGHTS OFFERING

DECEMBER [—], 2010

A. Number of shares of Common Stock subscribed for through the Subscription Right (not to exceed one one-hundredth (1/100th) of a share of Common Stock for each Right held):                                          Shares

B. Total Subscription Price (line A multiplied by $15.00): $

C. Method of Payment: Official, Cashier’s or Personal check payable to American Stock Transfer & Trust Company

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 10, 2011 AND THIS SUBSCRIPTION ELECTION FORM IS VOID THEREAFTER.